UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2010

(Date of earliest event reported)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, the Board of Directors of MF Global Holdings Ltd., a Delaware corporation (the “Company”), appointed Messrs. David P. Bolger and David Gelber as members of the Company’s Board of Directors (the “Board”), effective immediately. Messrs. Bolger and Gelber each will hold office until the Company’s next annual shareholders’ meeting and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal. The Board determined that each of Messrs. Bolger and Gelber is “independent” under the listing standards of the New York Stock Exchange (NYSE). The new directors are described in the Company’s press release referenced in Exhibit 99.1, which is attached to and incorporated by reference into this report.

The Board has also appointed Mr. Gelber chairman of the Board’s Compensation Committee, and he replaces Lawrence Schloss, who resigned from the Board effective as of January 29, 2010, following Mr. Schloss’ recent appointment as Deputy Comptroller for Pensions and Chief Investment Officer of New York City. Mr. Gelber will also serve on the Board’s Audit Committee. Mr. Bolger will serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Under the Company’s director compensation plan, Messrs. Bolger and Gelber are entitled to receive a prorated annual fee of $250,000 through the Company’s next annual shareholders’ meeting. At the election of the director, the annual fee may be paid in cash, the Company’s common stock or a combination of both. In addition, as Chairman of the Compensation Committee, Mr. Gelber is entitled to receive an additional fee of $10,000 per year. All payments shall be made in quarterly installments, with the first payment to be made on March 31, 2010. Per the Company’s director compensation plan, Mr. Bolger has elected to receive $125,000 in shares of our common stock (19,083 shares in total), and Mr. Gelber has elected to receive $83,333 in cash and $41,667 in shares of our common stock (6,361 shares in total). As described in the Company’s 2009 proxy statement, commencing with the Company’s next annual shareholders’ meeting, all non-executive directors (excluding the Company’s Chairman) will be entitled to receive an annual fee of $200,000 (reduced from $250,000), 50% of which will be paid in the Company’s common stock, plus any fee for chairing a committee. Further information regarding the restricted share awards is found in the form of restricted share award agreement that has been filed as Exhibit 10.37 to the Company’s Registration Statement on Form F-1 (File No. 333-143395) and is incorporated herein by reference.

Item 9.01	Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: February 1, 2010	By:	/s/ Laurie R. Ferber
Laurie R. Ferber
General Counsel